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Void after 5:00 P.M.                              Common Stock Warrant
New York Time                                     to Purchase 400,000 Shares
September 3, 2002                                 of Common Stock of Cistron
                                                  Biotechnology, Inc.
                                                      No. 4


                        CISTRON BIOTECHNOLOGY, INC.

                       Common Stock Purchase Warrant
                           __________________

			This Warrant and the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or otherwise disposed of except (a) to a person who, in the opinion of counsel reasonably acceptable to the Company, is a person to whom the securities may be legally transferred without registration and without delivery of a current prospectus under the Act or (b) to a person upon delivery of a prospectus or offering circular then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.
                                __________________

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                This certifies that, FOR VALUE RECEIVED, ROBERT NAISMITH,
PH.D., or registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from CISTRON BIOTECHNOLOGY, INC., a Delaware corporation (the "Company"), 400,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), at a price of $.25 per share, exercisable at any time prior to 5:00 P.M., New York Time, on September 3, 2002, at which time this Warrant shall expire and become void. The Holder is being issued this Warrant pursuant to an instruction letter from BlueStone Capital Partners, L.P. ("BlueStone"), which was entitled to said Warrant pursuant to the consulting agreement dated September 4, 1997 between the Company and Blues-Stone, as amended, as partial consideration to BlueStone in connection with the exeuction and delivery of agreements between the Company and PASTEUR MERIEUX SERUMS & VACCINS, S.A., a societe anonyme organized under the Laws of France ("PMS&V") on the date hereof. This Warrant is subject to the provisions of a letter agreement, dated October 29, 1998, between the Company and PMS&V in which the Company granted PMS&V a priority with respect to the piggyback registration of its shares over other security holders of the Company who have piggyback registration rights. The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock are subject to possible adjustment from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise as adjusted from time to time are hereinafter sometimes referred to as the "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." Unless the context otherwise requires, the term "Warrant" as used herein includes this Warrant and any other warrant or warrants that may be issued pursuant to the provisions of this Warrant, whether upon transfer, assignment, partial exercise, divisions, combinations, exchange, or otherwise, and the term "Holder" includes any transferee or transferees or assignee or assignees of the Holder named above, all of whom shall be subject to the provisions of this Warrant, and, when used with reference to Warrant Shares, means the holder or holders of such Warrant Shares.

        Section 1.      Exercise of Warrant.
                        --------------------

                1.1. Method of Exercise. This Warrant may be exercised in whole or in part, but for not less than 25,000 Warrant Shares or the balance then exercisable, at any time by the Holder prior to 5:00 P.M., New York Time, on September 3, 2002 by presentation and surrender hereof to the Company at its principal office with the Subscription Form annexed hereto, duly executed and accompanied by payment, by certified or official bank checks payable to the order of the Company, of the Exercise Price for the total number of Warrant Shares purchased.

                1.2. Delivery of Shares. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized in the Subscription Form.

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                1.3.  Partial Exercise.  If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth.

                1.4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant but, in lieu thereof, the Company shall round up to the next full share.

        Section 2.      Exercise Price and Adjustments.
                        -------------------------------

                2.1. Initial Exercise Price and Capital Adjustments. The Exercise Price at which the Warrant Shares shall be purchasable shall be $.25 per share, subject to adjustment from time to time in the event of stock dividends, stock subdivisions, stock splits, or stock combinations, as follows:
In the event the Company shall at any time after the date hereof issue shares of its Common Stock as a stock dividend or shall subdivide or split or combine the outstanding shares of its Common Stock, the Exercise Price shall forthwith proportionately be decreased in the case of a stock dividend, sub-division, or stock split or proportionately be increased in the case of combination, to the nearest one cent to give effect to such change. Concurrently, the number of Warrant Shares issuable upon exercise of this Warrant shall be increased or decreased in proportion to the increase or decrease in the number of shares of Common Stock outstanding resulting from such change. Any such adjustment shall become effective at the close of business on the date that the subdivision or combination shall become effective, in the event of a subdivision or combination, or at the close of business on the record date fixed for the determination of stockholders entitled to receipt of the stock dividend, in the event of a stock dividend.

                2.2. Reorganizations, Mergers, and Sale of Assets. In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or in the case of any consolidation of the Company with, or merger of the Company into, another corporation after which no securities of the Company will be publicly held, or in the case of any sale, lease, or conveyance of all, or substantially all, of the property, assets, business, and goodwill of the Company as an entity, the Holder shall thereafter have the right upon exercise to purchase the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, or sale by a holder of the number of shares of Common Stock that the Holder would have received had he exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger, or sale, at a price equal to the

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aggregate Exercise Price then in effect pertaining to this Warrant (the kind, amount, and price of such stock and other securities to be subject to adjustment as herein provided).

                2.3. Liquidation and Dissolution. In the event the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, dissolve, liquidate, or wind up its affairs, the Holder shall be entitled, upon the exercise thereof, to receive, in lieu of the shares that he would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed, or paid to him upon any such dissolution, liquidation, or winding up with respect to such shares had he been the holder of record of such shares on the record date for the determination of those entitled to receive any such liquidating distribution. After any such dissolution, liquidation, or winding up that shall result in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Holder may, at his option, exercise the same without making payment of the Exercise Price, and in such case, the Company shall upon the distribution to the Holder consider that the Exercise Price has been paid in full to it and, in making settlement to the Holder, shall deduct from the amount payable to the Holder an amount equal to such Exercise Price.

                2.4. Amendments Not Required to Reflect Adjustments. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, this Warrant may continue to express the same price and number and kind of shares as originally issued and need not be amended to reflect each such adjustment.

        Section 3.      Exchange, Assignment, or Loss of Warrant.

                3.1. Exchange of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder on the same terms and conditions as herein set forth.

                3.2.    Assignment of Warrant.  Subject to compliance with
Section 4 hereof, this Warrant may be assigned by presentation and surrender to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed accompanied by funds sufficient to pay any transfer tax. Upon such presentation and surrender, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in the Assignment Form and shall promptly cancel this Warrant.

                3.3. Loss or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) or reasonably satisfactory indemnification, and upon

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surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

        Section 4.      Compliance with Securities Act of 1933.
                        ---------------------------------------

                4.1. Disposition of Warrant and/or Warrant Shares. This Warrant and/or the Warrant Shares may not be sold or otherwise disposed of except as follows:

                        (a) To a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this
        Section 4 with respect to any resale or other disposition of such securities unless, in the opinion of counsel, such agreement is not required; or

                        (b) To any person upon delivery of a prospectus or offering circular then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                4.2. Legending of Certificates. Each certificate for Warrant Shares or for any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel to the Company, setting forth the restrictions on transfer thereof contained in this Section 4.

        Section 5.      Registration Rights.
                        --------------------

                5.1. Demand Registration Rights. At any time subsequent to the date hereof and prior to the Termination Date, upon the written request of the Holders of a majority of the Warrant Shares issuable (or issued) under this Warrant, the Company shall on one occasion promptly file (notwithstanding that at the time of the request this Warrant shall not theretofore have been exercised) and process to effectiveness under the Securities Act of 1933, the requisite post-effectiveness amendments or new registration statement necessary to permit the public offering of the Warrant Shares requested to be registered in such written request and shall keep the final prospectus current for a period of nine months to permit the public offering to be effected during such period. All costs, expenses and fees of such registration shall be paid by the Company.
                             -5-
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                5.2.    "Piggyback" Registration Rights.  Pursuant to a letter
agreement between BlueStone and the Company, dated October 29, 1998, Bluestone granted PMS&V a priority with respect to piggyback registration of its shares over other security holders of the Company who have piggyback registration rights, including the shares issuable upon exercise of this Warrant. Subject to the foregoing, in the event the Company at any time subsequent to the date hereof and prior to the Termination Date contemplates the filing of a registration statement under the Securities Act of 1933 on Form S-1, S-2 or S-3 for the public offering of shares of its Common Stock for its own account, the Company shall give written notice thereof to the Holder of this Warrant (and/or the Warrant Shares issued upon exercise hereof) at least 30 days prior to the anticipated filing date and, upon the written request of such Holder, will, subject to the consent of the managing underwriter of such offering, include in such registration statement, at the Company's expense, the number of Warrant Shares requested. Nothing in this Section 5.2 shall be deemed to create any liability on the part of the Company to the Holder if the Company, at its sole discretion, should decide not to proceed with the processing of such registration statement after filing and before the registration statement shall become effective. The Company shall be under no obligation to the Holder to keep such registration statement current after completion of the offering by the underwriters. Any Warrant Shares not sold by the Holder pursuant to such registration statement shall be de-registered.

                5.3. Expenses. The expenses to be paid by the Company in connection with the registration rights granted in Section 5.2 shall include, without limitation, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation, printing, filing and processing to effectiveness of the registration statement, the costs of furnishing the selling Holder of Warrant Shares with a reasonable number of copies of the Final Prospectus, and the fees and disbursements incurred in qualifying the Warrant Shares under applicable blue sky or securities laws, but shall not include any underwriting discounts or commissions, stock transfer taxes and fees and expenses of counsel for the Holder of this Warrant and/or the Warrant Shares issuable upon exercise hereof.

                5.4. Information To Be Furnished By Holder. The Holder shall furnish in writing to the Company all appropriate information reasonably requested by the Company concerning such Holder in connection with the preparation and processing of the requisite registration statement or post-effective amendments relating to a public offering of the Warrant Shares, including a shareholder's questionnaire, a warranty as to legal capacity to sell and a statement as to knowledge of adverse facts relating to the Company, and shall otherwise cooperate with the Company in connection therewith.

                5.5. Indemnification. The Company shall indemnify and hold harmless each Holder of Warrant Shares included in any registration statement or post-effective amendment relating to a public offering of Warrant Shares and each underwriter,

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within the meaning of the Securities Act of 1933, who may purchase Warrant
Shares from, or sell Warrant Shares on behalf of, any such Holder from and against any and all losses, claims, damages and liabilities, joint or several, to which any such person may become subject under the Securities Act of 1933, or otherwise, caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or post-effective amendment or any prospectus included therein, or caused by, arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse each such Holder and underwriter for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, except insofar as such losses, claims, damages or liabilities arose out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Holder or underwriter expressly for use in such registration statement or post-effective amendment, which indemnification shall include such person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act of 1933; provided, however, that the Company shall not be obligated to so indemnify any such Holder or underwriter unless such Holder or underwriter shall at the same time reciprocally indemnify the Company, its directors, each officer signing the related registration statement or post-effective amendment and each person, if any, who controls the Company within the meaning of the Securities Act of 1933 from and against any and all losses, claims, damages and liabilities, joint and several, to which the Company or any such person may become subject under the Securities Act of 1933, or otherwise, caused by, arising out of or based upon any true statement or alleged untrue statement of a material fact contained in such registration statement or post-effective amendment or any prospectus included therein, or caused by, arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company and each such person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, but only to the extent that such untrue statement or alleged untrue statement, omission or alleged omission is caused by, arises out of or is based upon information furnished in writing to the Company by such Holder or underwriter expressly for use in such registration statement or post-effective amendment.

        Section 6.      Company Covenants.
                        ------------------

                6.1.    Reservation and Issuance of Warrant Shares.  The
Company hereby undertakes until expiration of this Warrant to reserve for issuance and/or delivery upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise hereon in full and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid, and non-assessable and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.
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                6.2.    Officer's Certificate.  In the event the Exercise Price
shall be adjusted as required by Section 2 hereof, the Company shall mail to the Holder an officer's certificate setting forth the adjustments so required and including, in reasonable detail, the method of calculating the adjustments and the transaction requiring the adjustment.

        Section 7.      Miscellaneous.
                        --------------

                7.1. Status of Holder. The Holder shall not be entitled to vote or receive dividends and shall not otherwise be deemed a shareholder of the Company.

                7.2. Notices. All notices required hereunder shall be sent by first-class mail, postage prepaid, and shall be addressed, if to the Holder, to the last known address furnished to the Company and if to the Company, to:
Cistron Biotechnology, Inc., 10 Bloomfield Avenue, Pine Brook, New Jersey 07058, Attn: Bruce Galton, Chairman and Chief Executive Officer, unless another address is designated in writing by the Holder of the Company.

                7.3. Binding Effect. This Warrant shall be binding upon the Company, its successors, and/or assigns and upon the Holder.

                7.4. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York.

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		IN WITNESS WHEREOF, this Warrant has been duly executed by
the Company under its corporate seal as of the 30th day of October 1998.



                                            CISTRON BIOTECHNOLOGY, INC.


                                            By:/s/BRUCE C. GALTON
                                               ------------------
                                            Name: BRUCE C. GALTON
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


ATTEST:


/s/SEITH I. TRUWIT, ESQ.
------------------------
Name: SETH IT TRUWIT, ESQ.

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FORM OF ASSIGNMENT

                 (To be signed only upon such assignment)



		FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase, from CISTRON BIOTECHNOLOGY, INC. (the "Company"), shares of the Common Stock of the Company, to which the within Warrant relates, and appoints attorney to transfer said right, with full power of substitution in the premises.

Dated:

                                          ______________________________
                                          (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the
                                           Warrant)


ATTEST:


_____________________________
Name:

                                 -10-
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FORM OF SUBSCRIPTION

                (To be signed only upon exercise of Warrant)



To:	CISTRON BIOTECHNOLOGY, INC.



		The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by said Warrant for, and to purchase thereunder, shares of Common Stock of the
Company, and herewith makes payment of $        therefor, consents to the
affixation of a legend on the certificate for such shares to the effect that such shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and may be transferred only in compliance with the Act, and requests that such certificate(s) be issued in the name of and be delivered to whose address is
and if such shares shall not be all of the shares purchased hereunder, that a new Warrant of like tenor for the balance of shares purchasable hereunder be delivered to the undersigned.


Dated:                                    _________________________________
                                          (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the
                                           Warrant)